EXHIBIT 99.1

Hemisphere Media Group Provides Information Regarding Hurricane Maria

MIAMI, FL – September 29, 2017 – Hemisphere Media Group, Inc. (NASDAQ:HMTV) (“Hemisphere” or the “Company”) today provided the following statement regarding the impact of Hurricane Maria on its business.

President and Chief Executive Officer of Hemisphere, Alan Sokol, said: “First and foremost, I am grateful that all of our staff and employees in Puerto Rico are safe.  Hurricane Maria caused widespread devastation across the entire island of Puerto Rico and many of our employees are grappling with personal loss.  We are working closely with our Puerto Rican team to provide support and assistance to our employees, as well as all others affected by the hurricane.
As a result of the extraordinary scope and power of Hurricane Maria, there has been disruption to our business in Puerto Rico.  While there was limited damage to our studios and offices, one of our three transmission towers was significantly damaged.  The other two towers incurred only minimal damage.  We are working to assess the full extent of the damage to the towers, as well as establishing a timeline for the necessary repairs.  Presently, we have an interim solution through which we have been transmitting WAPA’s signal, while we evaluate alternate transmission solutions.  We believe we will be able to identify one or more acceptable solutions.
Beyond physical damage, the extraordinary situation in Puerto Rico will adversely affect WAPA’s business in the coming months.  Resulting disruption from the storm, coupled with the uncertainty regarding timing for recovery of power and possible declines in television households, will have an adverse effect on revenue for several months. It is too soon to determine the timing for the recovery of business in Puerto Rico, which will largely depend on restoration of power to the island and the pace and progress of the rebuilding and recovery efforts. During the recovery period, we will be carefully managing our expenses to mitigate the impact of revenue losses, to the extent possible. We are confident that the federal government will provide substantial financial and logistical support, which, together with the resolve of Puerto Ricans, will result in a strong recovery.

Although we are still estimating the impact of the property damage, we do expect insurance will cover most of the replacement costs, subject to deductibles and other costs. We also anticipate that a portion of the adverse impact to the operations of our business will be mitigated through business interruption insurance, although it will likely not offset the full extent of the revenue loss.  There can be no assurances of the timing and amount of proceeds we may recover under our insurance policies.

In the meantime, in order to continue to serve Puerto Ricans necessary and vital news and information, our studios and production facilities have been operating continuously via backup generators throughout and following the storm.  Presently, WAPA is producing in-studio and on-location coverage of the aftermath of the hurricane to those on the island who are able to receive our signal.  Additionally, all of our news coverage is being simulcast on WAPA America, providing Puerto Ricans and other interested viewers living in the U.S. with the only continuous coverage of this crisis. Many of our U.S. pay television distribution partners have temporarily made our WAPA America signal available to all of their subscribers, reflecting the importance of our network, and substantially expanding WAPA America’s reach and coverage.
As a result of Hurricane Maria and the associated uncertainty around the timing of the recovery in Puerto Rico, we are withdrawing our previously-provided full year 2017 Adjusted EBITDA guidance.”
Forward-Looking Statements
Statements in this press release and oral statements made from time to time by representatives of Hemisphere may contain certain statements about Hemisphere and its consolidated subsidiaries that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, the effects of Hurricane Maria in the short and long-term on our business and the advertising market in Puerto Rico as well as our customers, employees, third-party vendors and suppliers, the effect on retransmission fees that we receive, our ability to secure access to diesel fuel until power is restored to Puerto Rico, our ability to timely and fully recover proceeds under our insurance policies, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.
About Hemisphere Media Group, Inc.
Hemisphere Media Group, Inc. (NASDAQ:HMTV) is the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico, and has ownership interests in a new broadcast television network in Colombia and a Spanish-language OTT service in the U.S.
Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com